2019 THIRD QUARTER EARNINGS November 7, 2019

® Forward Looking Statements This presentation contains statements regarding management’s expectations and objectives for future periods as well as forecasts and estimates regarding potential liability in connection with the 2018 Camp fire and 2017 Northern California wildfires, the AB 1054 Wildfire Fund, the 2019 Wildfire Mitigation Plan, 2019 assumptions, 2019 IIC guidance, 2019-2023 capital expenditures, 2019-2023 weighted average ratebase, capital expenditures and ratebase assumptions, and general earnings sensitivities for 2019. It also includes assumptions regarding capital expenditures, authorized rate base, key factors affecting earnings from operations and pending items with potential earnings from operations impact. These statements and other statements that are not purely historical constitute forward-looking statements that are necessarily subject to various risks and uncertainties. Actual results may differ materially from those described in forward-looking statements. PG&E Corporation and Pacific Gas and Electric Company (the “Utility”) are not able to predict all the factors that may affect future results. Factors that could cause actual results to differ materially include, but are not limited to: • the risks and uncertainties associated with PG&E Corporation’s and the Utility’s Chapter 11 cases, including, but not limited to, the ability to develop, consummate, and implement a plan of reorganization with respect to PG&E Corporation and the Utility, which could be adversely affected by the termination of the Exclusive Periods as to the TCC and the Ad Hoc Noteholder Committee, the ability to obtain applicable bankruptcy court, creditor or regulatory approvals, the effect of any alternative proposals, views or objections related to the plan of reorganization, potential complexities that may arise in connection with concurrent proceedings involving the bankruptcy court, the U.S. District Court, the California state court, the CPUC, and the FERC, increased costs related to the Chapter 11 cases, the ability to obtain sufficient financing sources for ongoing and future operations, the ability to satisfy the conditions precedent to financing under the debt and equity commitments to finance the Proposed Plan and the risk that such agreements may be terminated, disruptions to PG&E Corporation’s and the Utility’s business and operations and the potential impact on regulatory compliance; • the impact of the 2018 Camp fire, 2017 Northern California wildfires, and 2015 Butte fire, including whether the Utility will be able to timely recover costs incurred in connection therewith in excess of the Utility's currently authorized revenue requirements; the timing and outcome of the remaining wildfire investigations and the extent to which the Utility will have liabilities associated with these fires; the timing and amount of insurance recoveries; the timing and outcome of the 2017 Northern California Wildfires OII and potential liabilities in connection with fines or penalties that could be imposed on the Utility if the CPUC or any other law enforcement agency were to bring an enforcement action, including a criminal proceeding, and determined that the Utility failed to comply with applicable laws and regulations; • whether the Utility can obtain wildfire insurance at a reasonable cost in the future, or at all, and whether insurance coverage is adequate for future losses or claims; • the risks and uncertainties associated with the 2019 Kincade fire; • whether the Utility will be able to obtain full recovery of its significantly increased insurance premiums, and the timing of any such recovery; • the timing and outcomes of the 2019 GT&S rate case, 2020 GRC, FERC TO18, TO19, and TO20 rate cases, 2018 CEMA, future applications for WEMA, FHPMA and FRMMA, future cost of capital proceeding, and other ratemaking and regulatory proceedings; • the timing and outcome of future regulatory and legislative developments in connection with the potential financing of the Utility’s wildfire-related liabilities, SB 901, future wildfire reforms, inverse condemnation reform, and other wildfire mitigation measures or other reforms targeted at the Utility; • the occurrence, timing and extent of damages in connection with future wildfires, the associated financial impact on the Utility and the potential for AB 1054 to mitigate such impact (if at all); • the outcome of the Utility’s CWSP to help reduce wildfire threats and improve safety as a result of climate-driven wildfires and extreme weather, including the Utility’s ability to comply with the targets and metrics set forth in the 2019 Wildfire Mitigation Plan; the cost of the program, including any costs in connection with PSPS events; and the timing and outcome of any proceeding to recover such cost through rates; • the impact of wildfires, droughts, floods, or other weather-related conditions or events, climate change, natural disasters, acts of terrorism, war, vandalism (including cyber-attacks), downed power lines, and other events, that can cause unplanned outages, reduce generating output, disrupt the Utility’s service to customers, or damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies, and the reparation and other costs that the Utility may incur in connection with such conditions or events; the impact of the adequacy of the Utility’s emergency preparedness; whether the Utility incurs liability to third parties for property damage or personal injury caused by such events; whether the Utility is subject to civil, criminal, or regulatory penalties in connection with such events; and whether the Utility’s insurance coverage is available for these types of claims and sufficient to cover the Utility’s liability; • the timing and outcomes of phase two of the ex parte order instituting investigation (OII), of the safety culture OII, and the locate and mark OII; • the Utility’s ability to efficiently manage capital expenditures and its operating and maintenance expenses within the authorized levels of spending and timely recover its costs through rates, and the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; • the outcome of the probation and the monitorship and other investigations that have been or may be commenced in the future, and the ultimate amount of fines, penalties, and remedial and other costs that the Utility may incur as a result; • the ability of PG&E Corporation and the Utility to continue as going concerns (as to which management and their auditors have expressed substantial doubt); and • the other factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2018, joint quarterly reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019, and September 30, 2019 and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC website at www.sec.gov. Unless otherwise indicated, the statements in this presentation are made as of November 7, 2019. PG&E Corporation and the Utility undertake no obligation to update information contained herein. This presentation, including Appendices, and the accompanying press release were attached to PG&E Corporation’s Current Report on Form 8-K that was furnished to the SEC on November 7, 2019 and is also available on PG&E Corporation’s website at www.pgecorp.com. 2

AB 1054 Wildfire Fund [1]

Wildfire Fund Contribution Treatment

- Contribution amounts expected to be amortized based on an assumed ~10-year life [3]
- Tax treatment pending private letter ruling from the IRS

PG&E Pre-Emergence Wildfire Liabilities

- For fires occurring after July 12, 2019 and prior to exiting Chapter 11
- Claims in excess of $1B are eligible for recovery and the fund will pay no more than 40% of allowed claims
- Balance of claims addressed through Chapter 11 process
- May seek payment for claims after funding initial contribution

PG&E Investments and Liability Cap

- $3.2B of wildfire investments excluded from earning a ROE
- $2.3B liability cap (20% of Equity T&D Rate base for 2019)

$21B Wildfire Fund



$4.8B
$10.5B
$2.7B
$193M/ year
$107M/ year
Initial Contribution: PG&E
Initial Contribution: Other IOUs
Annual Contribution: PG&E [2]
Annual Contribution: Other IOUs [2]
Non-bypassable Charge

1. Participation in the AB 1054 Wildfire Fund is subject to numerous terms and conditions. As a result of post-petition wildfires, including the 2019 Kincade Fire, PG&E's ability to satisfy such conditions could be impaired.
2. Assumes annual IOU contributions will be made for a 10-year period.
3. The useful life of the Wildfire Fund is estimated based on various assumptions, including the number and severity of catastrophic fires within the participating electric utilities' service territories during the term of the Wildfire Fund, historical fire-loss data, the estimated cost of wildfires caused by other electric utilities, the amount at which wildfire claims will be settled, the likely adjudication of the CPUC in cases of electric utility-caused wildfires, the level of future insurance coverage held by the electric utilities, and the future transmission and distribution equity rate base growth of other electric utilities. Significant changes in any of these estimates could materially impact the amortization period.

See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

3

Wildfire Mitigation Highlights

• 6 PSPS Events • 1.0M+ Customer Impacts (1) • 300+ Damages and Hazards

Data-Driven Decision Making

Enhanced data gathering and analytics provides for:

- Highlighting areas of greatest fire spread risk and asset health
- Greater precision for refining outage impacts
- Prioritizing enhanced vegetation management and system hardening

Weather and Fuel Data (billions)



200
100
0
80
180
2019
2020

Fire Risk Forecasting Precision



12 km
12 km
3 km
3 km
2 km
2 km
Pre-2016 (3)
2019
2020

PSPS Restoration and Repair

2019 PSPS Key Facts

Line Miles Patrolled	56,800 miles
Outage Duration (avg)	44 hours
Peak Wind Gusts	50 to 100+ mph

Oct 26 - Nov 1 PSPS Event (2)

150+ instances of damages and hazards



HUMBOLDT
SIERRA FOOTHILLS
NORTH BAY
EAST BAY
SOUTH BAY
Damage/hazard incidents
PSPS impact areas

Recent Enhancements

Minimize Impact on Customers

- **System Sectionalization:** Up to 30% reduction in impacted customers
- **Power Continuity:** Four temporary microgrids to support impacted communities
- **Temporary Generation**: Provided 80 temporary generation deployments peaking at ~65MW for the October 26-29 PSPS event

Minimize Risk of Catastrophic Fires

- **Satellite Fire Detection:** State-of-the-art satellite fire detection and alert tool providing 1-5 min rapid insights
- **Fire Spread Model:** Leverages weather forecast models and satellite GIS data to run millions of fire spread simulations daily
- **Alternative Technologies:** Rapid Earth Fault Current Limiter Pilot, Enhanced Wires Down Detection Project, and other emerging technologies

1. Number of customer impacts reflects unique customers across the 2019 PSPS events.
2. PSPS Reports to the CPUC can be found at www.pge.com/PSPS.
3. PG&E's PSPS Program began in 2018. The pre-2016 modeling resolution refers to PG&E's previous meteorological modeling systems.

4

2019 Wildfire Mitigation Plan Progress (1) (2)

	2019 Forecast Spend	Year-To-Date Spend
Expense	~$1.4B	~$1.1B
Capital	~$1.1B(3)	~$0.6B

Completed Programs

Enhanced Situational Awareness

Weather Stations (# of Stations)
400 Stations — 104% completed

High-Definition Cameras (# of Cameras)
71 Cameras — 132% completed

Enhanced Operational Practices

Expanded Automation (# of Reclosers)
287 Reclosers — 100% completed

Enhanced Inspections

Transmission – Visual (# of Structures)
49,760 structures — 100% inspected

Transmission – Aerial (# of Structures)
49,760 structures — 99% inspected

Distribution (# of Poles)
694,250 poles — 100% inspected

Substation (# of Sites)
200 substations — 100% inspected

Ongoing Programs

System Hardening & Resiliency

Stronger and more resilient poles and covered power lines (# of Line Miles)
150 highest risk miles — 69% hardened

Vegetation Management

Enhanced vegetation management (# of Miles)
2,450 mi — 40% cleared

YTD Progress / Remaining

1. Reflects 2019 Wildfire Mitigation Plan progress in Tier 2 and Tier 3 high fire threat districts as of October 5, 2019.
2. Wildfire mitigation cost recovery related to transmission are contingent on FERC approval, and all other costs are contingent on CPUC approval. 2019 spend reflects the mid-point of proposed range of costs as outlined in the February 6, 2019 Wildfire Mitigation Plan submitted to the CPUC with the exception of the Enhanced Inspection program, which has mid-point forecasts of ~$800M (OpEx) and ~$700M (CapEx), and the Expanded PSPS and Enhanced Vegetation Management programs, which have updated mid-point forecasts of ~$70M (OpEx) and ~$450M (OpEx), respectively.
3. Pursuant to AB 1054, PG&E Corporation and the Utility will not earn an equity return on approximately $3.2B of fire risk mitigation capital expenditures included in the Utility's approved wildfire mitigation plans.

See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

5

® Q3 2019 Earnings Results Q3 YTD 2019 (in millions, except per share amounts) Earnings EPS Earnings EPS PG&E Corporation’s Loss on a GAAP basis $ (1,619) $ (3.06) $ (4,039) $ (7.65) Items Impacting Comparability: 2017 Northern California wildfire-related costs 1,465 2.77 2,935 5.56 2018 Camp fire-related costs 408 0.77 1,979 3.75 2019 GT&S capital disallowance 193 0.37 193 0.37 Electric asset inspection costs 88 0.17 437 0.83 Chapter 11-related costs 55 0.10 210 0.40 PG&E Corporation’s Non-GAAP Earnings from Operations $ 590 $ 1.11 $ 1,715 $ 3.25 Items Impacting Comparability (in millions, pre-tax) Q3 YTD 2019 2017 Northern California wildfire-related costs $ 2,034 $ 4,075 2018 Camp fire-related costs 567 2,748 2019 GT&S capital disallowance 237 237 Electric asset inspection costs 121 606 Chapter 11-related costs 73 256 Note: Amounts may not sum due to rounding. Non-GAAP earnings from Operations is not calculated in accordance with GAAP and excludes items impacting comparability. See Appendix 1, Exhibit A for a reconciliation of Earnings per Share ("EPS") on a GAAP basis to Non-GAAP Earnings per Share from Operations and Exhibit G for the use of non-GAAP financial measures. 6

® Q3 2019 Quarter over Quarter Comparison Non-GAAP Earnings per Share from Operations $1.25 ($0.09) $0.05 ($0.03) $0.13 ($0.03) ($0.01) $1.00 ($0.04) $0.75 $1.13 $1.11 $0.50 $0.25 $0.00 Q3 2018 Vegetation Resolution of Increase in Timing of Miscellaneous Growth in rate Liability Q3 2019 Earnings from management 2018 shares taxes base insurance Earnings from Operations costs regulatory outstanding earnings premiums Operations items Non-GAAP earnings from Operations is not calculated in accordance with GAAP and excludes items impacting comparability. See Appendix 1, Exhibit A for a reconciliation of Earnings per Share ("EPS") on a GAAP basis to Non-GAAP Earnings per Share from Operations and Exhibit G for the use of non-GAAP financial measures. 7

2019 Assumptions

Capital Expenditures

($ millions)

	2019
General Rate Case	$4,700
Gas Transmission and Storage	800
Transmission Owner	1,700
Total Cap Ex	**~$7.2 billion**

Authorized Ratebase* (weighted average)

($ billions)

Equity Ratio: *52%* [(1)] ***Return on Equity:*** *10.25%*

	2019
General Rate Case	$27.7
Gas Transmission and Storage [(2)]	4.5
Transmission Owner	8.1
Total Ratebase	**$40.3 billion**

* Base earnings plan assumes CPUC-currently authorized return on equity across enterprise

Key Factors Affecting Earnings from Operations

- \- Higher financing costs including DIP and pre-petition trade payables
- \- Incremental wildfire risk mitigation costs
- \- Insurance premiums, net of regulatory cost recovery
- \+ Incentive revenues, efficiencies and other benefits

2019 Expected Earnings below Authorized of ~200M (after-tax)[(3)]

If interest on pre-petition financing debt and trade payables is not recorded in 2019

Then: ***2019 Expected Earnings below Authorized of ~50M (after-tax)[(4)]***

Changes from prior quarter noted in blue

Note 1: Due to the net changes recorded in connection with the 2018 Camp fire and the 2017 Northern California wildfires as of December 31, 2018, the Utility submitted to the CPUC an application for a waiver of the capital structure condition on February 28, 2019. The waiver is subject to CPUC approval.
Note 2: GT&S authorized ratebase updated to reflect the CPUC final decision in the 2019 GT&S rate case.
Note 3: Assumes pre-petition interest expense is recorded at the contractual rate in 2019, net of AFUDC.
Note 4: Reflects the Utility not to meeting the requirement to record pre-petition interest expense, net of AFUDC, in 2019.
See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

8

2019 Items Impacting Comparability Guidance

($ millions, pre-tax)			
2017 Northern California wildfire-related costs [1]	$	~	4,110
2018 Camp fire-related costs [2]		~	2,780
Electric asset inspection costs [3]			700 - 900
Chapter 11-related costs [4]		~	550 - 600
2019 GT&S capital disallowance [5]		~	240
PSPS customer bill credit [6]		~	90
Estimated 2019 Items Impacting Comparability Guidance Total	**$**	**~**	**8,470 - 8,720**

(1) 2017 Northern California wildfire-related costs reflect estimated third-party claims, legal, and other costs associated with the 2017 Northern California wildfires.

(2) 2018 Camp fire-related costs reflect estimated third-party claims, Utility clean-up and repair, legal, and other costs associated with the 2018 Camp fire.

(3) Electric asset inspection costs represent estimated incremental costs to complete enhanced and accelerated inspections of electric transmission and distribution assets and certain resulting repairs that are not probable of recovery.

(4) Chapter 11-related costs include estimated external legal, financing and other fees, net of interest income, directly associated with PG&E Corporation's and the Utility's Chapter 11 cases. Exit financing is subject to bankruptcy court approval.

(5) 2019 GT&S capital disallowance reflects pipeline-replacement costs disallowed in the 2019 GT&S rate case as a result of spending above amounts authorized in the 2015-2018 GT&S rate case period.

(6) PSPS customer bill credit represents a one-time bill credit for customers impacted by the October 9, 2019 Public Safety Power Shutoff (PSPS) event.

Changes from prior quarter noted in blue

See Appendix 1, Exhibit E for PG&E Corporation's 2019 Items Impacting Comparability Guidance and Exhibit G for Use of Non-GAAP Financial Measures.

See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

9

Capital Expenditures Forecast



2018-2023 Capital Expenditures(1)
$6.6B
~$7.2B
~$5.7B
~$1.1B
Wildfire Mitigation Plan: ~$900M
Other GRC and Separately Funded: ~$200M
$0.2B
~$7B
2018 Recorded
2019
Currently Authorized CapEx(3)
Incremental GRC Requests and Other(4)
Incremental TO Request
Authorized Plus Requested CapEx
Range of ~$5.7B to ~$7B annually from 2020-2023
General Rate Case (2)
Gas Transmission & Storage
Electric Transmission Owner
System Hardening
Range

Changes from prior quarter noted in blue

1. PG&E is in the process of preparing a five-year financial forecast, including projected capital expenditure assumptions, in connection with the Chapter 11 proceedings. While PG&E is currently evaluating capital expenditure assumptions, amounts may materially increase from the current forecast.
2. General Rate Case spend includes transportation electrification.
3. PG&E is planning to spend, primarily through its wildfire mitigation plan, at levels that are higher than currently authorized in its approved rate cases.
4. Reflects updates to capital spend consistent with the Joint Comparison Exhibit in the 2020 GRC that PG&E filed on November 1, 2019.

See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

10

Expected Ratebase Growth

2018-2023 Weighted Average Ratebase[(1) (2)]



~7 - 8.5 %
CAGR
$36.6B
~$40.3B
~$44.5-45.5B
~$47.0-49.0B
~$49.5-52.5B
~$52.0-56.0B
2018
2019[(5)]
2020[(4)]
2021
2022
2023
General Rate Case[(3)]
Gas Transmission & Storage
Electric Transmission Owner
Range

Changes from prior quarter noted in blue

1. Weighted average ratebase reflects the estimated impacts from the Tax Cuts and Jobs Act and the $240M disallowance by the CPUC in its final decision for the 2019 GT&S rate case.
2. PG&E is in the process of preparing a five-year financial forecast, including projected capital expenditure assumptions, in connection with the Chapter 11 proceedings. While PG&E is currently evaluating capital expenditure assumptions, amounts may materially increase from the current forecast. Ratebase does not reflect the reduction of $3.2B of fire risk mitigation excluded from earning a ROE, pursuant to AB 1054.
3. General Rate Case spend includes transportation electrification.
4. Includes $400M for 2011-2014 spend subject to audit added in 2020.
5. Includes ~$600M related to enhanced inspections and restoration work in 2019 that have not been authorized by the CPUC or FERC. The Utility is not currently earning a return on these amounts.

See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

11

Cap Ex and Ratebase Assumptions

Base Case Assumptions

		2020 – 2023
General Rate Case	L	2017 GRC Decision
	H	2020 GRC Filing (including Wildfire Mitigation Plan) (1)
Gas Transmission & Storage	L	2019 GT&S Decision
	H	2019 GT&S Decision
Transmission Owner	L	TO17 Settlement
	H	TO20 Filing
Light-Duty EV Infrastructure	L&H	EV Phase 1 (2020); EV Phase 2 (2021–2023)
SB350	L&H	SB350

■ Approved □ Pending and future filings

Potential Future Updates

- 2020 and 2023 GRC rate cases
- 2022 Gas Transmission & Storage rate case
- 2018, 2019, 2020 and future Transmission Owner rate cases
- Wildfire mitigation investments
- Future transportation electrification
- Future storage opportunities
- Plan of Reorganization

(1) Represents Wildfire Mitigation Plan system hardening at proposed spending levels.

See the Forward Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

12

Appendix

® Table of Contents Appendix 1 - Supplemental Earnings Materials Slides 15-33 Appendix 2 - Overview of Regulatory Cases Slides 34-37 14

® Appendix 1 – Supplemental Earnings Materials Reconciliation of PG&E Corporation's Consolidated Loss Attributable to Common Exhibit A: Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") Slides 16-19 to Non-GAAP Earnings from Operations Key Drivers of PG&E Corporation's Non-GAAP Earnings per Common Exhibit B: Share ("EPS") from Operations Slide 20 Exhibit C: Operational Performance Metrics Slides 21-22 Exhibit D: Sales and Sources Summary Slide 23 Exhibit E: PG&E Corporation's 2019 Items Impacting Comparability Guidance Slides 24-26 Exhibit F: 2019 General Earnings Sensitivities Slide 27 Exhibit G: Use of Non-GAAP Financial Measures Slide 28 Exhibit H: GAAP Net Loss to Non-GAAP Adjusted EBITDA Reconciliation Slide 29 Exhibit I: Expected Timelines of Selected Regulatory Cases Slides 30-33 15

Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Earnings from Operations

Third Quarter, 2019 vs. 2018
(in millions, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,			
	Earnings		Earnings per Common Share		Earnings		Earnings per Common Share	
(in millions, except per share amounts)	**2019**	**2018**	**2019**	**2018**	**2019**	**2018**	**2019**	**2018**
PG&E Corporation's Earnings (Loss) on a GAAP basis	**$ (1,619)**	**$ 564**	**$ (3.06)**	**$ 1.09**	**$ (4,039)**	**$ 22**	**$ (7.65)**	**$ 0.04**
Items Impacting Comparability: [1]								
2017 Northern California wildfire-related costs [2]	1,465	31	2.77	0.06	2,935	1,639	5.56	3.17
2018 Camp fire-related costs [3]	408	—	0.77	—	1,979	—	3.75	—
2019 GT&S capital disallowance [4]	193	—	0.37	—	193	—	0.37	—
Electric asset inspection costs [5]	88	—	0.17	—	437	—	0.83	—
Chapter 11-related costs [6]	55	—	0.10	—	210	—	0.40	—
Pipeline-related expenses [7]	—	9	—	0.02	—	25	—	0.05
2015 Butte fire-related costs, net of insurance [8]	—	6	—	0.01	—	17	—	0.03
Reduction in gas-related capital disallowances [9]	—	(27)	—	(0.05)	—	(27)	—	(0.05)
2017 insurance premium cost recoveries [10]	—	—	—	—	—	(23)	—	(0.05)
PG&E Corporation's Non-GAAP Earnings from Operations [11]	**$ 590**	**$ 582**	**$ 1.11**	**$ 1.13**	**$ 1,715**	**$ 1,652**	**$ 3.25**	**$ 3.19**

All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 27.98% for 2018 and 2019, except for certain Chapter 11-related and 2019 GT&S capital disallowance costs, which are not tax deductible. Amounts may not sum due to rounding.

16

® Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Earnings from Operations Third Quarter, 2019 vs. 2018 (in millions, except per share amounts) (1) “Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods, consisting of the items listed in the table above. See Exhibit G: Use of Non-GAAP Financial Measures. (2) The Utility incurred costs of $2.0 billion (before the tax impact of $569 million) and $4.1 billion (before the tax impact of $1.1 billion) during the three and nine months ended September 30, 2019, respectively, associated with the 2017 Northern California wildfires. This includes accrued charges of $2.0 billion (before the tax impact of $566 million) and $4.0 billion (before the tax impact of $1.1 billion) during the three and nine months ended September 30, 2019, respectively, related to increases in the recorded liability for third-party claims. The Utility also incurred costs of $13 million (before the tax impact of $4 million) and $54 million (before the tax impact of $15 million) during the three and nine months ended September 30, 2019, respectively, for legal and other costs. Three Months Ended Nine Months Ended (in millions, pre-tax) September 30, 2019 September 30, 2019 Third-party claims $ 2,021 $ 4,021 Legal and other costs 13 54 2017 Northern California wildfire-related costs $ 2,034 $ 4,075 (3) The Utility incurred costs of $567 million (before the tax impact of $159 million) and $2.7 billion (before the tax impact of $769 million) during the three and nine months ended September 30, 2019, respectively, associated with the 2018 Camp fire. This includes accrued charges of $526 million (before the tax impact of $147 million) and $2.4 billion (before the tax impact of $679 million) during the three and nine months ended September 30, 2019, respectively, related to increases in the recorded liability for third-party claims. The Utility also incurred costs of $15 million (before the tax impact of $4 million) and $265 million (before the tax impact of $74 million) during the three and nine months ended September 30, 2019, respectively, for clean-up and repair. In addition, the Utility incurred costs of $25 million (before the tax impact of $7 million) and $57 million (before the tax impact of $16 million) during the three and nine months ended September 30, 2019, respectively, for legal and other costs. Three Months Ended Nine Months Ended (in millions, pre-tax) September 30, 2019 September 30, 2019 Third-party claims $ 526 $ 2,426 Utility clean-up and repair costs 15 265 Legal and other costs 25 57 2018 Camp fire-related costs $ 567 $ 2,748 17

® Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Earnings from Operations Third Quarter, 2019 vs. 2018 (in millions, except per share amounts) (4) The Utility recorded costs of $237 million (before the tax impact of $44 million) during the three and nine months ended September 30, 2019, for pipeline-replacement costs disallowed in the 2019 GT&S rate case as a result of spending above amounts authorized in the 2015-2018 rate case period. Due to flow-through treatment related to deductible repairs, $80 million of the loss does not generate a net tax benefit. (5) The Utility incurred costs of $121 million (before the tax impact of $33 million) and $606 million (before the tax impact of $170 million) during the three and nine months ended September 30, 2019, respectively, for incremental operating expenses related to enhanced and accelerated inspections of electric transmission and distribution assets, and certain resulting repairs that are not probable of recovery. (6) The Utility incurred costs of $73 million (before tax impact of $18 million) and $256 million (before the tax impact of $46 million) during the three and nine months ended September 30, 2019, respectively, directly associated with PG&E Corporation’s and the Utility’s Chapter 11 Cases. This includes legal and other costs of $90 million (before the tax impact of $22 million) and $191 million (before the tax impact of $28 million) during the three and nine months ended September 30, 2019, respectively ($10 million and $92 million of legal and other costs during the three and nine months ended September 30, 2019, respectively, are not tax deductible.) The Utility also incurred $114 million (before the tax impact of $32 million) during the nine months ended September 30, 2019 for debtor-in-possession (“DIP”) financing costs. These costs were partially offset by interest income of $17 million (before the tax impact of $5 million) and $49 million (before the tax impact of $14 million) recorded during the three and nine months ended September 30, 2019, respectively. Three Months Ended Nine Months Ended (in millions, pre-tax) September 30, 2019 September 30, 2019 Legal and other costs $ 90 $ 191 DIP financing costs — 114 Interest income (17) (49) 2018 Camp fire-related costs $ 73 $ 256 (7) The Utility incurred costs of $13 million (before the tax impact of $4 million) and $35 million (before the tax impact of $10 million) during the three and nine months ended September 30, 2018, respectively, for pipeline-related expenses incurred in connection with the multi-year effort to identify and remove encroachments from transmission pipeline rights-of-way. 18

® Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Earnings from Operations (8) The Utility incurred costs, net of insurance, of $9 million (before the tax impact of $3 million) and $24 million (before the tax impact of $7 million) during the three and nine months ended September 30, 2018, respectively, associated with the 2015 Butte fire. This included $9 million (before the tax impact of $3 million) and $31 million (before the tax impact of $9 million) during the three and nine months ended September 30, 2018, respectively, for legal costs. These costs were partially offset by $7 million (before the tax impact of $2 million) recorded during the nine months ended September 30, 2018 for contractor insurance recoveries. Three Months Ended Nine Months Ended (in millions, pre-tax) September 30, 2019 September 30, 2019 Legal costs $ 9 $ 31 Insurance recoveries — (7) 2015 Butte fire-related costs, net of insurance $ 9 $ 24 (9) The Utility reduced the estimated disallowance for gas-related capital costs that were expected to exceed authorized amounts by $38 million (before the tax impact of $11 million) during the three and nine months ended September 30, 2018. The Utility had previously recorded $85 million (before the tax impact of $35 million) in 2016 for probable capital disallowances in the 2015 GT&S rate case. From 2012 through 2014, the Utility had recorded cumulative charges of $665 million (before the tax impact of $271 million) for disallowed Pipeline Safety Enhancement Plan-related capital expenditures. (10) As a result of the California Public Utilities Commission’s (“CPUC”) June 2018 decision authorizing a Wildfire Expense Memorandum Account, the Utility recorded $32 million (before the tax impact of $9 million) during the nine months ended September 30, 2018 for probable cost recoveries of insurance premiums incurred in 2017 above amounts included in authorized revenue requirements. (11) “Non-GAAP earnings from operations” is a non-GAAP financial measure. See Exhibit G: Use of Non-GAAP Financial Measures. 19

® Exhibit B: Key Drivers of PG&E Corporation's Non-GAAP Earnings per Common Share ("EPS") from Operations Third Quarter, 2019 vs. 2018 (in millions, except per share amounts) Third Quarter 2019 vs. 2018 YTD 2019 vs. 2018 Earnings per Common Earnings per Common Earnings Share (Diluted) Earnings Share (Diluted) 2018 Non-GAAP Earnings from Operations (1) $ 582 $ 1.13 $ 1,652 $ 3.19 Vegetation management costs (2) (46) (0.09) (78) (0.15) Resolution of 2018 regulatory items (3) (15) (0.03) (44) (0.08) Increase in shares outstanding — (0.03) — (0.07) Timing of taxes (4) (8) (0.01) 7 0.01 Miscellaneous (19) (0.04) (5) 0.01 Growth in rate base earnings 68 0.13 138 0.26 Liability insurance premiums (5) 28 0.05 45 0.08 2019 Non-GAAP Earnings from Operations (1) $ 590 $ 1.11 $ 1,715 $ 3.25 All amounts presented in the table above are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2018 and 2019. Amounts may not sum due to rounding. (1) See Exhibit A for reconciliations of (i) earnings on a GAAP basis to non-GAAP earnings from operations and (ii) EPS on a GAAP basis to non-GAAP EPS from operations. (2) Represents the increase in routine vegetation management costs incurred during the three and nine months ended September 30, 2019, which are not recoverable through authorized revenue requirements. (3) Represents the impact of various regulatory matters resolved during the three and nine months ended September 30, 2018, with no similar impact in 2019. (4) Represents the timing of taxes reportable in quarterly statements in accordance with Accounting Standards Codification 740, Income Taxes, and results from variances in the percentage of quarterly earnings to annual earnings. (5) Represents the lower insurance premium costs during the three and nine months ended September 30, 2019, due to lower coverage renewed for excess liability and the accelerated amortization of a portion of the Utility’s liability insurance premiums during the fourth quarter of 2018 as a result of the 2018 Camp fire. 20

® Exhibit C: Operational Performance Metrics 2019 Performance Results YTD Actual 2019 Target Meets YTD Target (1) Safety Nuclear Operations Safety 100.0 93.7 Diablo Canyon Power Plant (DCPP) Reliability and Safety ü Electric Operations Safety 0.0 1.0 Public Safety Index Gas and Electric Operations Safety 0.7 1.0 Asset Records Duration Index Gas Operations Safety 240.0 183.0 Gas First-Time In-Line Inspection ü Employee Safety 1.5 1.0 Serious Injuries and Fatalities Corrective Actions Index ü Customer Escalated Customer Complaints 10.1 12.2 ü Financial Non-GAAP Earnings from Operations (1) 1,715 See note (2) See note (2) See following page for definitions of the operational performance metrics. The operational performance goals set under the PG&E Corporation 2019 Short-Term Incentive Plan (“STIP”) are based on the same operational metrics and targets, except as noted in Footnote 1 below. (1) For STIP purposes, non-GAAP earnings from operations may be further adjusted in a manner consistent with the methodology used to establish the applicable STIP target. (2) The 2019 target for non-GAAP earnings from operations is not publicly reported. 21

® Definitions of 2019 Operational Performance Metrics from Exhibit C Safety Public and employee safety are measured in four areas: Nuclear Operations Safety, Electric Operations Safety, Gas Operations Safety, and Employee Safety. The safety of the Utility’s nuclear power operations, DCPP Unit 1 and Unit 2, is based on 11 performance indicators for nuclear power generation, including unit capability, on-line reliability, safety system unavailability, radiation exposure, and safety accident rate, as reported to the Institute of Nuclear Power Operations. The safety of the Utility’s electric and gas operations is represented by: • Public Safety Index - Measure consisting of a weighted index of two electric programs that evaluate the effectiveness of compliance activities in the Fire Index Areas: (1) Enhanced Vegetation Management (50%) and (2) System Hardening (50%). • Gas and Electric Asset Records Duration Index (equally weighed) - Measure consisting of two indices tracking the average number of days to complete the as-built process in the system of record for electric and gas capital and expense jobs from the time construction is completed in the field or released to operations. The Gas Operations Index consists of three weighted sub-metrics: (1) Transmission (60%), (2) Station (10%), and (3) Distribution (30%). The Electric Operations Index consists of three weighted sub-metrics: (1) Transmission Line (25%), (2) Substation (25%), and (3) Distribution (50%). • Gas First-Time In-Line Inspections - Measures the Utility’s successful completion of first-time in-line inspections of newly-constructed natural gas transmission lines. The safety of the Utility’s employees is represented by: • Serious Injuries and Fatalities (SIF) Corrective Action Index - Index measuring (1) percentage of SIF corrective actions completed on time, and (2) quality of corrective actions as measured against an externally derived framework. Customer Customer satisfaction is measured by: • Escalated Customer Complaints Score - Measures the number of customer complaints escalated to the California Public Utilities Commission, per 100,000 adjusted customers. Financial “Non-GAAP earnings from operations” (shown in millions of dollars) is a non-GAAP financial measure and is calculated as income available for common shareholders less items impacting comparability. “Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods, consisting of items listed in Exhibit A. 22

Exhibit D: Pacific Gas & Electric Company Sales and Sources Summary

Second Quarter, 2019 vs. 2018

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2019	2018	2019	2018
Sales from Energy Deliveries (in millions kWh)	22,761	23,054	59,200	60,578
Total Electric Customers at September 30	—	—	5,449,991	5,428,318
Total Gas Sales (in Bcf)	184	219	600	620
Total Gas Customers at September 30	—	—	4,514,365	4,498,612
Sources of Electric Energy Deliveries (in millions kWh):				
Total Utility Generation	9,164	9,319	26,353	24,056
Total Utility Net Purchases/(Sales)	3,610	4,658	3,898	18,101
Direct Access and Community Choice Aggregator Purchases	11,429	9,126	31,024	21,485
Total Electric Energy Delivered (1)	22,761	23,054	59,200	60,578
Diablo Canyon Performance:				
Overall Capacity Factor (including refuelings)	0.96	1	0.91	0.92
Refueling Outage Period	9/22/19 - 9/30/19	None	2/10/19/ - 3/18/19 9/22/19 - 9/30/19	2/11/18 - 3/22/18
Refueling Outage Duration during the Period (days)	9	None	45	39

(1) Includes other sources/(uses) of electric energy totaling (1,442) million kWh and (49) million kWh for the three months ended September 30, 2019 and 2018, respectively, and (2,075) million kWh and (3,064) million kWh for the nine months ended September 30, 2019 and 2018, respectively.

Please see the 2018 Annual Report on Form 10-K for additional information about operating statistics.

23

Exhibit E: PG&E Corporation's 2019 Items Impacting Comparability ("IIC") Guidance

2019 IIC Guidance (in millions, after-tax)		Low		High
Estimated Items Impacting Comparability: [(1)]				
2017 Northern California wildfire-related costs [(2)]	$	~2,960	$	~2,960
2018 Camp fire-related costs [(3)]		~2,002		~2,002
Electric asset inspection costs [(4)]		648		504
Chapter 11-related costs [(5)]		~474		~438
2019 GT&S capital disallowance [(6)]		~195		~195
PSPS customer bill credit [(7)]		~65		~65
Estimated IIC Guidance	**$**	**~6,344**	**$**	**~6,164**

All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 27.98% for 2019, except for certain Chapter 11-related and 2019 GT&S capital disallowance costs, which are not tax deductible.

(1) "Items impacting comparability" represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods. See Exhibit G: Use of Non-GAAP Financial Measures.

(2) "2017 Northern California wildfire-related costs" refers to estimated third-party claims and legal and other costs associated with the 2017 Northern California wildfires. The total offsetting tax impact for both the low and high IIC guidance range is $1.1 billion.

	2019			
(in millions, pre-tax)		**Low IIC guidance range**		**High IIC guidance range**
Third-party claims	$	~4,020	$	~4,020
Legal and other costs		~90		~90
2017 Northern California wildfire-related costs	**$**	**~4,110**	**$**	**~4,110**

Actual financial results for 2019 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements.

24

Exhibit E: PG&E Corporation's 2019 Items Impacting Comparability ("IIC") Guidance

(3) "2018 Camp fire-related costs" refers to estimated third-party claims, Utility clean-up and repair costs, and legal and other costs associated with the 2018 Camp fire. The total offsetting tax impact for both the low and high IIC guidance range is $778 million.

	2019	
(in millions, pre-tax)	**Low IIC guidance range**	**High IIC guidance range**
Third-party claims	$ ~2,430	$ ~2,430
Utility clean-up and repair costs	~270	~270
Legal and other costs	~80	~80
2017 Northern California wildfire-related costs	**$ ~2,780**	**$ ~2,780**

(4) "Electric asset inspection costs" represents incremental operating expense related to enhanced and accelerated inspections of electric transmission and distribution assets, and certain resulting repairs that are not probable of recovery. The total offsetting tax impact for the low and high IIC guidance range is $252 million and $196 million, respectively.

	2019	
(in millions, pre-tax)	**Low IIC guidance range**	**High IIC guidance range**
Electric asset inspection costs	**$ 900**	**$ 700**

(5) "Chapter 11-related costs" consists of external legal, financing, and other fees, net of interest income, directly associated with PG&E Corporation's and the Utility's Chapter 11 Cases, of which ~$150 million of legal and other costs are not tax deductible. The total offsetting tax impact for the low and high IIC guidance range is $126 million and $112 million, respectively. Exit financing is subject to bankruptcy court approval.

	2019	
(in millions, pre-tax)	**Low IIC guidance range**	**High IIC guidance range**
Legal and other costs	$ 340	$ 290
Exit financing costs	~200	~200
DIP financing costs	~120	~120
Interest income	~(60)	~(60)
Chapter 11-related costs	**$ ~600**	**$ ~550**

Actual financial results for 2019 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements.

25

Exhibit E: PG&E Corporation's 2019 Items Impacting Comparability ("IIC") Guidance

(6) "2019 GT&S capital disallowance" reflects pipeline-replacement costs disallowed in the 2019 GT&S rate case as a result of spending above amounts authorized in the 2015-2018 rate case period. Due to flow-through treatment related to deductible repairs, $80 million of the loss does not generate a net tax benefit. The total offsetting tax impact for the low and high IIC guidance range is $45 million.

	2019	
(in millions, pre-tax)	**Low IIC guidance range**	**High IIC guidance range**
2019 GT&S capital disallowance	$ ~240	$ ~240

(7) "PSPS customer bill credit" represents a one-time bill credit for customers impacted by the October 9, 2019 Public Safety Power Shutoff (PSPS) event. The total offsetting tax impact for the low and high IIC guidance range is $25 million.

	2019	
(in millions, pre-tax)	**Low IIC guidance range**	**High IIC guidance range**
PSPS customer bill credit	$ ~90	$ ~90

Actual financial results for 2019 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements. 26

® Exhibit F: General Earnings Sensitivities for 2019 Pacific Gas & Electric Company Estimated 2019 Variable Description of Change Earnings Impact Rate Base +/- $100 million change in allowed rate base +/- $5 million Return on Equity (ROE) +/- 0.1% change in allowed ROE +/-$21 million Share count +/- 1% change in average shares +/- $0.04 per share '+/- $7 million pre-tax change in at-risk revenue or Revenues or Expenses +/- $0.01 per share expense These general earnings sensitivities with respect to factors that may affect 2019 earnings are forward-looking statements that are based on various assumptions. Actual results may differ materially. For a discussion of the factors that may affect future results, see the Forward Looking Statements. 27

® Exhibit G: Uses of Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company: Use of Non-GAAP Financial Measures PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP earnings from operations” and “non-GAAP EPS from operations” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability. “Non-GAAP earnings from operations” is a non-GAAP financial measure and is calculated as income available for common shareholders less items impacting comparability. “Items impacting comparability” represent items that management does not consider part of the normal course of operations and affect comparability of financial results between periods, consisting of the items listed in Exhibit A. “Non-GAAP EPS from operations” also referred to as “non-GAAP earnings per share from operations” is a non-GAAP financial measure and is calculated as non-GAAP earnings from operations divided by common shares outstanding (diluted). PG&E Corporation uses non-GAAP earnings from operations and non-GAAP EPS from operations to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation believes that non-GAAP earnings from operations and non-GAAP EPS from operations provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. Non-GAAP earnings from operations and non-GAAP EPS from operations are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies. 28

® Exhibit H: GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA Reconciliation Pacific Gas & Electric Company Second Quarter, 2019 vs. 2018 Three Months Ended September 30, Nine Months Ended September 30, (in millions) 2019 2018 2019 2018 PG&E Corporation’s Net Income (Loss) on a GAAP basis $ (1,616) $ 567 $ (4,029) $ 32 Income tax provision (benefit) (729) 15 (1,932) (527) Other income, net (62) (104) (199) (318) Interest expense 52 232 215 678 Interest income (18) (14) (62) (35) Reorganization items, net 73 — 256 — Operating Income (Loss) $ (2,300) $ 696 $ (5,751) $ (170) Depreciation, amortization, and decommissioning 840 759 2,433 2,257 Electric asset inspection costs 121 — 606 — 2018 Camp fire-related costs 567 — 2,748 — 2017 Northern California wildfire-related costs 2,034 43 4,075 2,275 2015 Butte fire-related costs — 9 — 24 PG&E Corporation’s Non-GAAP Adjusted EBITDA $ 1,262 $ 1,507 $ 4,111 $ 4,386 Note: Amounts may not sum due to rounding. PG&E Corporation discloses “Adjusted EBITDA,” which is a non-GAAP financial measure, in order to provide a measure that investors may find useful for evaluating PG&E Corporation’s performance during the pendency of the Chapter 11 Cases. PG&E Corporation’s management generally does not use Adjusted EBITDA in managing its business. Adjusted EBITDA is calculated as PG&E Corporation’s net income plus income tax provision (or less income tax benefit); less other income, net; plus interest expense; less interest income; plus reorganization items, net; plus depreciation, amortization, and decommissioning; plus electric asset inspection, 2018 Camp fire-, 2017 Northern California wildfire-, and 2015 Butte fire-related costs. Adjusted EBITDA is not a substitute or alternative for GAAP measures, such as net income, and may not be comparable to similarly titled measures used by other companies. See above for a reconciliation of GAAP net income to non-GAAP Adjusted EBITDA. 29

Exhibit I: Pacific Gas & Electric Company
Expected Timelines of Selected Regulatory Cases

Regulatory Case	Docket #	Key Dates
2019 Gas Transmission and Storage Rate	A.17-11-009	Nov 17, 2017 – Application filed Jan 4, 2018 – Prehearing Conference Mar 30, 2018 – Update testimony filed to reflect 2017 Tax Act reductions in forecasted revenue requirement Apr 24, 2018 – CPUC to issue ruling on proceeding scope and schedule Jun 29, 2018 – PAO testimony Jul 20, 2018 – Intervenor testimony Jun-Jul 2018 – Public participation hearings Jun-Aug 2018 – Settlement discussions Aug 20, 2018 – Concurrent rebuttal testimony Sep 17-Oct 12, 2018 – Evidentiary hearings Nov 14, 2018 – Opening Briefs Dec 14, 2018 – Reply Briefs Jul 16, 2019 – Proposed decision issued Aug 5, 2019 – Comments on the proposed decision Aug 12, 2019 – Reply comments on the proposed decision Sept 23, 2019 – Final decision issued
2020 General Rate Case (Phase I)	A.18-11-009	Dec 13, 2018 – Application filed Mar 8, 2019 – Scoping Memo Mar 25, 2019 – PG&E's Revised Testimony on Real Estate served Jun 28, 2019 – PAO testimony Jul 26, 2019 – Intervenor testimony Jul-Aug 2019 – Public participation hearings Sept 4, 2019 – PG&E rebuttal testimony due Sep 23-Oct 18, 2019 – Evidentiary hearings Nov 1, 2019 – Comparison exhibit and update testimony (if necessary) Nov 6, 2019 – Evidentiary hearing on update testimony (if necessary) Nov 15, 2019 – Opening Briefs Dec 6, 2019 – Reply Briefs Q1 2020 – Proposed Decision
2020 Cost of Capital	A.19-04-015	Apr 22, 2019 – Application filed May 22, 2019 – Protests filed Jun 17, 2019 – Prehearing Conference Jul 2, 2019 – Scoping Memo Aug 1, 2019 – Intervenor testimony and Applicants' supplemental testimony on AB 1054 Aug 16, 2019 – Rebuttal testimony on Intervenor testimony and testimony on supplemental testimony Aug 21, 2019 – Rebuttal testimony on supplemental testimony Sept 2019 – Evidentiary Hearings Sept 30, 2019 – Opening briefs Oct 9, 2019 – Reply briefs Nov 27, 2019 – Proposed decision Dec 2019 – Final decision

30

Exhibit I: Pacific Gas & Electric Company
Expected Timelines of Selected Regulatory Cases

Regulatory Case	Docket #	Key Dates
Locate and Mark Order Instituting Investigation	I.18-12-007	Dec 13, 2018 – OII issued Jan 14, 2019 – PG&E submitted its 30 Day Report Mar 14, 2019 – PG&E submitted its 90 Day Report Mar 22, 2019 – SED filed motion to expand scope Apr 2, 2019 – PG&E filed response to SED's motion Apr 4, 2019 – Prehearing Conference Jul 24, 2019 – SED opening testimony Jul 30, 2019 – Status conference Aug 16, 2019 – Intervenor opening testimony Sept 13, 2019 – SED and PG&E reach Settlement in principle Sept 18, 2019 – PG&E reply testimony Sept 27, 2019 – CUE joins PG&E/SED in Settlement Agreement Oct 3, 2019 – PG&E, SED, and CUE file Motion to Adopt Settlement Agreement Oct 21-22, 2019 – Evidentiary hearings Nov 4, 2019 – Parties to respond to Motion to Adopt Settlement Agreement Nov 19, 2019 – PG&E, SED, and CUE to reply to responses
Safety Culture and Governance Order Instituting Investigation (Phase 3)	I.15-08-019	Dec 21, 2018 – President Picker issued ruling on next phase of the Safety Culture OII Jan 16, 2019 – PG&E submitted its initial response Feb 13, 2019 – Opening comments submitted Feb 28, 2019 – Reply Comments due Apr 15, 2019 – Workshop on Corporate Governance Apr 26, 2019 – Workshop on Corporate Structure May 7, 2019 – Proposed decision issued May 27, 2019 – PG&E opening comments filed Jun 13, 2019 – Final decision issued Jun 18, 2019 – President Picker issued ruling requesting comment on safety culture proposals Jul 19, 2019 – Opening comments filed Aug 2, 2019 – Reply comments due
Transmission Owner Rate Case (TO18)	ER16-2320	Jul 29, 2016 – PG&E filed TO18 rate case seeking an annual revenue requirement for 2017 Sep 30, 2016 – FERC accepted TO18 making rates effective Mar 1, 2017 and establishing settlement process Oct 19, 2016 – FERC settlement conference Oct 30, 2016 – CPUC seeks rehearing of FERC's grant of 50 bp ROE adder for CAISO participation Feb 7-8, 2017 – FERC settlement conference Mar 16, 2017 – Parties reached impasse in settlement discussions Jan 2018 – Hearings Oct 1, 2018 – Initial decision issued Oct 31, 2018 – Brief on Exceptions (BOE) filed Nov 20, 2018 – Reply to BOE filed TBD – Final decision

31

Exhibit I: Pacific Gas & Electric Company
Expected Timelines of Selected Regulatory Cases

Regulatory Case	Docket #	Key Dates
Transmission Owner Rate Case (TO19)	ER17-2154	Jul 26, 2017 – PG&E filed TO19 rate case seeking an annual revenue requirement for 2018 Sept 28, 2017 – FERC accepted TO19 making rates effective Mar 1, 2018, and establishing settlement process Oct 2017 and May/July 2018 – FERC settlement conferences Sept 21, 2018 – Offer of Settlement filed with FERC with motion for interim rates Oct 9, 2018 – Chief ALJ granted motion for interim rates and authorized the implementation of the interim rates (Jul 1, 2018 for Wholesale and Jan 1, 2019 for retail) pending Commission action on settlement Dec 20, 2018 – FERC approved the all-party settlement
Transmission Owner Rate Case (TO20)	ER19-13	Oct 1, 2018 – Application filed Nov 30, 2018 – FERC accepted TO20 filing and set interim rates effective May 1, 2019 Dec 14, 2018 – FERC settlement conference Mar 14, 2019 – FERC settlement conference Jun 13-14, 2019 – FERC settlement conference Aug 13-14, 2019 – FERC settlement conference Oct 9, 2019 – First comprehensive settlement offer from Intervenors and Trial Staff Oct 28-29, 2019 – FERC settlement conference Nov 7, 2019 – FERC settlement phone conference - status update
Wildfire Mitigation Plan Order Instituting Rulemaking	R.18-10-007	Feb 6, 2019 – Wildfire Mitigation Plan filed Feb 13, 2019 – Wildfire Mitigation Plans presentation workshop Week of Feb 25 – Technical workshops Feb 26, 2019 – Prehearing Conference Mar 13, 2019 – Intervenor comments Mar 22, 2019 – Utility reply comments Apr 29, 2019 – Proposed decisions issued on Phase 1 Jun 4, 2019 – Final decisions issued on Phase 1 Jun 14, 2019 – Phase 2 initiated Jul 30, 2019 – Utilities file reports detailing data and metrics for evaluating plan effectiveness Aug 21, 2019 – Comments due Aug 28, 2019 – Prehearing Conference Sept 10, 2019 – IOUs submit presentations on status of 2019 WMPs Sept 17-19, 2019 – SED Workshops Oct 30, 2019 – Opening Comments and motions for evidentiary hearings Nov 13, 2019 – Reply Comments and responses to motions for evidentiary hearings Dec 2019 – Proposed Decision on Phase 2

32

® Exhibit I: Pacific Gas & Electric Company Expected Timelines of Selected Regulatory Cases Regulatory Case Docket # Key Dates 2017 Northern California Wildfires Order I.19-06-015 Jun 27, 2019 – OII issued Instituting Investigation Jul 29, 2019 – PG&E to submit its initial response Jul 29, 2019 – Immediate corrective actions response due Aug 13, 2019 – Prehearing Conference AB 1054 Order Instituting Rulemaking R.19-01-017 Jul 26, 2019 – OIR issued Aug 7, 2019 – Prehearing Conference Statements Served and Filed Aug 8, 2019 – Prehearing Conference Aug 14, 2019 – Scoping Memo and Ruling Aug 29, 2019 – Opening Comments on Scoped Issues Sept 6, 2019 – Reply Comments on Scoped Issues Sept 23, 2019 – Proposed decision issued Oct 23, 2019 – Final decision issued Plan of Reorganization Order Instituting I.19-09-016 Sept 26, 2019 – OII issued Investigation Oct 11, 2019 – PG&E to file and serve a response to the OII Oct 18, 2019 – Other responses to the OII filed and served Oct 23, 2019 – Prehearing Conference Most of these regulatory cases are discussed in PG&E Corporation and Pacific Gas and Electric Company's combined Annual Report on Form 10-K for the year ended December 31, 2018. 33

® APPENDIX 2 - OVERVIEW OF KEY REGULATORY CASES 2020 CPUC General Rate Case • On December 13, 2018, PG&E filed its application for its 2020 General Rate Case requesting a ~$1.1B increase in revenue requirement over 2019 authorized. ($ billions) 2020 2021 2022 Revised Revenue Requirement ~$9.52 ~$9.88 ~$10.36 • On November 1, 2019, PG&E submitted the Joint Comparison Exhibit (JCE) providing a comparison of the positions of PG&E and various Parties to the 2020 GRC. The submittal included an update to PG&E’s revenue requirement forecast reflecting all forecast updates, concessions, stipulations, and forecast errata. – The JCE also included Cal Advocates’ updated revenue requirement increase recommendations to increases of $581M (from $503M) for 2020, $301M (from 298M) for 2021, and $332M (from $329M) for 2022. • On November 1, 2019, PG&E submitted a brief on the application of AB 1054 to PG&E’s capital expenditures for its approved 2019 Wildfire Mitigation Plan. AB 1054 prohibits PG&E from including in its equity rate base the first $3.2B of fire risk mitigation capital expenditures. PG&E estimates that this proposal would result in additional revenue requirement reductions of $22M in 2020, $57M in 2021, and $105M in 2022. • Assigned Commissioner: Randolph • Administrative Law Judges: Lirag, Lau Changes from prior quarter noted in blue 34

APPENDIX 2 - OVERVIEW OF KEY REGULATORY CASES

2019 CPUC Gas Transmission and Storage Rate Case

- On November 17, 2017, PG&E filed its 2019 Gas Transmission and Storage rate case. PG&E subsequently revised its request to reflect impacts from the Tax Cuts and Jobs Act as well as other forecast updates to a $184M increase over the 2018 authorized revenue requirement.
- On September 23, 2019, the CPUC issued a final decision for the 2019 GT&S Rate Case, which adopted a revenue requirement increase of $31M in 2019 to our currently authorized RRQ, and a ratebase increase of $750M in 2019 to our currently authorized ratebase. The decision removed from ratebase ~$304M on a forecast basis of pipeline replacement capital expenditures for the 2015-2018 period due to cost overruns. PG&E expects the final disallowance on a recorded cost basis to be ~$237M.

Revenue Requirement ($ billions)	2018 Authorized	2019	2020	2021	2022
PG&E Proposal	~$1.30	~$1.48	~$1.59	~$1.69	~$1.68
Final Decision	~$1.30	~$1.33	~$1.43	~$1.52	~$1.58

- On October 23, 2019, PG&E filed an application requesting the rehearing of the final decision regarding issues, such as the disallowance associated with vintage pipeline replacement, reduction in PG&E's expense forecast for in-line inspections, and establishment of a memo account for Internal Corrosion Direct Assessment.

- Assigned Commissioner: Rechtschaffen
- Administrative Law Judge: Powell

Changes from prior quarter noted in blue

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® APPENDIX 2 - OVERVIEW OF KEY REGULATORY CASES FERC Transmission Owner Rate Cases TO18 (2017 Revenues) • On July 29, 2016, PG&E filed TO18 with FERC requesting a ~$1.7B revenue requirement with an ROE of 10.90% (inclusive of 50 basis point adder) • We cannot predict when a final decision will be issued TO19 (2018 Revenues) • On December 20, 2018, FERC approved an uncontested settlement of TO19 that relies on the outcome of the TO18 • The TO19 revenue requirement will be determined by applying a settlement factor of 98.85% to the final TO18 authorized revenue requirement • Revenues collected during the TO19 rate period will be subject to refund once the final revenue requirement is determined TO20 (2019 Revenues) • On October 1, 2018, PG&E filed its TO20 rate case requesting a conversion to formula rates, a revenue requirement of ~$1.96B, and an ROE of 12.5% (inclusive of 50 basis point incentive adder) • On November 30, 2018, the FERC accepted the filing and established interim rates effective May 1, 2019, and directed the parties to settlement procedures while holding hearings in abeyance 36

® APPENDIX 2 - OVERVIEW OF KEY REGULATORY CASES 2020 Cost of Capital Filing • On April 22, 2019, PG&E filed its application for its 2020 Cost of Capital, including a request for a 16% rate of return on equity, which would result in a $1.2 billion increase in its revenue requirement based on currently authorized rate base. • A prehearing conference was held on June 17, 2019 and a Scoping Memo and Ruling was issued on July 2, 2019 setting the category, issues to be addressed, and schedule outlining steps toward a proposed decision in November 2019. • On August 1, 2019, PG&E filed supplemental testimony to reflect the expected effects of AB 1054 on the Utility’s wildfire-related risk profile. PG&E proposed to revise its rate of return on equity to 12%, which would result in a $400M increase in its revenue requirement based on currently authorized rate base. 2019 Currently Authorized 2020 Requested (as revised) Capital Weighted Capital Weighted Cost Structure Cost Cost Structure Cost Return on Common Equity 10.25% 52.0% 5.33% 12.0% 52.0% 6.24% Preferred Stock 5.60% 1.0% 0.06% 5.52% 0.5% 0.03% Long-Term Debt 4.89% 47.0% 2.30% 5.16% 47.5% 2.45% Weighted Average Cost of Capital 7.69% 8.72% 37